                     CERTIFICATE OF AMENDMENT TO CERTIFICATE
                 OF LIMITED PARTNERSHIP, AS AMENDED TO DATE, OF
                 CELLULAR ONE OF PANAMA CITY, FLORIDA, LIMITED,
                          a Florida Limited Partnership

      THE UNDERSIGNED, desiring to amend the Certificate of Limited Partnership of CELLULAR ONE OF PANAMA CITY, FLORIDA, LIMITED, a Florida limited partnership (the "Limited Partnership"), pursuant to Section 620.109 of the Florida Revised Uniform Limited Partnership Act (1986), hereby states the following:

      (1) The name of the Limited Partnership is Cellular One of Panama City, Florida, Limited.

      (2) The date of filing of the Certificate of Limited Partnership was April 1, 1988. The Certificate of Limited Partnership was amended on June 17, 1988.

      (3) Upon the filing of this Certificate of Amendment, the name of the Limited Partnership shall be changed to "PANAMA CITY CELLULAR TELEPHONE COMPANY, LTD."

      (4) The new mailing address for the Limited Partnership is 505 West 15th Street, Panama City, Florida 32402.

      The execution of this Certificate of Amendment by the undersigned constitutes an affirmation under the penalties of perjury that the facts stated herein are true.

      IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the undersigned this 9th day of February, 1990.


                                   CELLULAR ONE OF PANAMA CITY, FLORIDA,
                                   LIMITED

                                   By: Milky Way Communications, Inc.,
                                       its General Partner


                                   By: /s/ Brian L. O'Neill
                                       --------------------------------------
                                       Brian L. O'Neill, President

STATE OF FLORIDA               )
                               )   SS:
COUNTY OF HILLSBOROUGH         )

      BEFORE ME, the undersigned officer, a Notary Public authorized to administer oaths and to take acknowledgments in and for the
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State and County set forth above, personally appeared BRIAN L. O'NEILL, as
President of MILKY WAY COMMUNICATIONS, INC., known to me and known by me to be the person who executed the foregoing Certificate of Amendment, and he acknowledged to me and before me that he executed this Certificate of Amendment on behalf of MILKY WAY COMMUNICATIONS, INC.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid, this 9th day of February, 1990.


                                  /s/ [ILLEGIBLE]
                                  -------------------------------------------
                                  Notary Public


                                                          NOTARY PUBLIC,
                                                          State of Florida
                                                          My Commission Expires
                                  My Commission Expires:  June 29, 1991
                                                          ----------------------


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